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                                                                     Exhibit (n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Pre-Effective Amendment No. 1 to the registration statement on Form N-2 (No. 333-109055) of our report dated September 19, 2003, relating to the financial statement of the Technology Investment Capital Corp., which appears in such Registration Statement. We also consent to the references to us under the headings "Report of Independent Auditors" and "Independent Accountants" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
November 5, 2003


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